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                                                                     EXHIBIT 5.1

                            SCHULTE ROTH & ZABEL LLP
                                919 Third Avenue
                               New York, NY 10022
                                  212-756-2000
                               fax (212) 593-5955

                                 June 20, 2005

Monro Muffler Brake, Inc.
200 Holleder Parkway
Rochester, New York 14615

Ladies and Gentlemen:

            We have acted as special counsel to Monro Muffler Brake, Inc., a New York corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of an aggregate of 240,206 shares of the Company's common stock, par value $.01 per share (the "Shares"), by the selling shareholder described in the Registration Statement.

            In our capacity as special counsel to the Company in connection with the preparation and filing by the Company of the Registration Statement, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

            In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion set forth below, we have relied, to the extent we deemed appropriate, upon statements and representations of officers and other representatives of the Company and others.

            Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that as of the date hereof the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

            The opinion set forth above is being furnished only to you and solely for your benefit in connection with the Registration Statement. The opinion set forth above may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We have no obligation to modify, amend or update the opinion set forth above for any reason.


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            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the heading
"Legal Matters" in the prospectus that forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                               Very truly yours,

                                               /s/ SCHULTE ROTH & ZABEL LLP